Exhibit 99.1

Conn’s, Inc. Launches Consent Solicitation for Its 7.250% Senior Notes Due 2022

THE WOODLANDS, Texas--(BUSINESS WIRE)--October 23, 2015--Conn’s, Inc. (NASDAQ:CONN) (the “Company”), today has commenced a consent solicitation (the “Consent Solicitation”) with respect to its outstanding 7.250% Senior Notes due 2022 (the “Notes”).

The Company is soliciting consents from holders of Notes of record as of 5:00 p.m., New York City time, on October 22, 2015 (the “Record Date”) to the adoption of certain amendments (the “Proposed Amendments”) to the Indenture, dated as of July 1, 2014 (as supplemented or amended, the “Indenture”), by and among the Company, as issuer, certain subsidiary guarantors party thereto (the “Guarantors”) and US Bank National Association, as trustee (the “Trustee”), governing the Notes. If adopted in full, the Proposed Amendments would (1) change the restricted payments provisions under the Indenture by (a) amending, from May 1, 2014 to November 1, 2015, the beginning of the accounting period from which consolidated net income is calculated for purposes of determining the size of the “builder basket” or “restricted payment basket” exception to the restricted payments limitation and (b) increasing, from $75.0 million to $375.0 million, the dollar threshold exception to the restricted payments limitation (the “Part I Amendments”) and (2) amending, from July 15, 2017 to July 15, 2018, the earliest date the Company may redeem Notes without (a) paying a make-whole premium or (b) being limited to redeeming not more than 35% of the original aggregate principal amount of Notes with the proceeds from an equity offering (the “Part II Amendments”).

With respect to the Part I Amendments, the Company is offering to pay each holder of record as of the Record Date who validly delivers its consent by the Expiration Time (as defined below) and does not validly revoke its consent prior to the Revocation Deadline (as defined below), a cash payment of $17.00 for each $1,000 in aggregate principal amount of Notes for which a consent is validly delivered and unrevoked (the “Part I Consent Fee”), subject to satisfaction or waiver of certain conditions, including the receipt of valid consents in respect of a majority in aggregate principal amount of the outstanding Notes (the “Part I Requisite Consents”). The Company intends to pay the Part I Consent Fee promptly following execution of a Supplemental Indenture with respect to the Part I Amendments and the satisfaction or waiver of the other conditions. The adoption of the Part II Amendments is not a condition to the adoption of the Part I Amendments, and if the conditions to the approval of the Part I Amendments are satisfied or waived in full, then the Part I Amendments will be adopted regardless of whether the Part II Amendments are adopted. No consent fee will be paid for the delivery of consents for the Part II Amendments, and the Part II Amendments will only be adopted if certain conditions are satisfied, including the adoption of the Part I Amendments and the receipt of valid consents from all holders of the outstanding Notes (the “Part II Requisite Consent”).

In order to make the Proposed Amendments effective, the Company, the Guarantors and the Trustee must execute one or more supplemental indentures (each, a “Supplemental Indenture”). Assuming the receipt of the Part I Requisite Consents or the Part II Requisite Consents on or prior to the Expiration Time, the parties expect to execute Supplemental Indentures for the Part I Amendments and the Part II Amendments, as appropriate, after the receipt of such consents or after the Expiration Time. Holders will not be able to revoke their consents after the Expiration Time.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on October 29, 2015, unless extended by the Company (the “Expiration Time”). Consents with respect to the Notes may be revoked at any time prior to the earlier of (a) the Expiration Time and (b) the time at which the Part I Requisite Consents have been received (such time, the “Revocation Deadline”). The Expiration Time may be extended by the Company in its sole discretion. The Company in its sole discretion may terminate the Consent Solicitation without the obligation to make any cash payment at any time, whether or not the Part I Requisite Consents have been received.

The Company has entered into a Consent Solicitation Support Agreement with beneficial holders of the Notes representing approximately 54% of the principal amount of Notes outstanding pursuant to which such holders agreed to consent to the amendments. Accordingly, if such beneficial holders comply with their obligations under the Consent Solicitation Support Agreement, the Part I Amendments will be adopted. Following the receipt of the Requisite Part I Consents or following the Expiration Time (assuming the receipt of the Part I Consents prior to the Expiration Time) the Company intends to execute a Supplemental Indenture to reflect the Part I Amendments.

This press release does not set forth all of the terms and conditions of the Consent Solicitation. Holders of the Notes are urged to carefully read the Company’s Consent Solicitation Statement, dated October 23, 2015, and the accompanying materials, including the consent letter, for a complete description of all terms and conditions of the Consent Solicitation before making any decision with respect to the Consent Solicitation. Additional information concerning the terms and conditions of the Consent Solicitation, and the procedure for delivering consents, may be obtained from the tabulation agent, D.F. King & Co., Inc., by calling (212) 269-5550.

None of the representatives or employees of the Company, any of its subsidiaries or affiliates, or U.S. Bank, National Association, as trustee under the Indenture, or D.F. King & Co., Inc. make any recommendations as to whether or not holders of the Notes should deliver their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation is being made solely by means of the Consent Solicitation Statement and the accompanying consent form. All statements herein regarding the terms of Consent Solicitation and the Proposed Amendments to the Indenture are qualified in their entirety by reference to the more complete language in the Consent Solicitation Statement and the accompanying consent form. The completion of the Consent Solicitation and the execution of any amendments to the Indenture are subject to a number of conditions. No assurance can be given that the Consent Solicitation can or will be completed or that the Proposed Amendments to the Indenture will be adopted.

About Conn’s, Inc.

The Company is a specialty retailer currently operating approximately 95 retail locations in Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company’s primary product categories include:

  Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Consumer electronics, including LCD, LED, 3-D and Ultra HD televisions, Blu-ray players, home theater and portable audio equipment; and
  Home office, including computers, printers and accessories.

Additionally, the Company offers a variety of products on a seasonal basis. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning the Company’s future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect the Company’s ability to achieve the results either expressed or implied by the Company’s forward-looking statements including, but not limited to: general economic conditions impacting the Company's customers or potential customers; the Company’s ability to execute periodic securitizations of future originated loans including the sale of any remaining residual equity on favorable terms; the Company's ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of the Company’s credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of the Company’s planned opening of new stores; technological and market developments and sales trends for the Company’s major product offerings; the Company’s ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of the Company's customers and employees; the Company’s ability to fund its operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from the Company’s revolving credit facility, and proceeds from accessing debt or equity markets; the ability to continue the Company's stock repurchase program; and the other risks detailed in the Company’s most recent SEC reports, including but not limited to, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G

CONTACT:
S.M. Berger & Company
Andrew Berger, 216-464-6400